Exhibit 10.3

THIS OPTION AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

STOCK PURCHASE OPTION

TO PURCHASE SHARES OF COMMON STOCK

OF

YEW BIO-PHARM GROUP, INC.

         THIS IS TO CERTIFY THAT Xingming Han, or his registered and permitted assigns (the "Holder"), has the option (the “Option”), in its sole and absolute discretion, to subscribe for and purchase from YEW BIO-PHARM GROUP, INC., a Nevada corporation (the "Company"), 213,300 fully paid and non-assessable shares (the “Issuable Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a price per share equal to the Fair Market Value as of the date hereof (the “Effective Date”), which is $0.22 (the "Exercise Price"), at any time, in whole or in part, on or after the Effective Date through 5:00 PM New York City time, on the fifth anniversary of the Effective Date (the "Expiration Date"), all on the terms and subject to the conditions hereinafter set forth.

         The number of Issuable Shares and the Exercise Price are subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Option.

         Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 12 hereof.

         Section 1. Exercise of Option.

            (a) Subject to the last paragraph of this Section 1, this Option may be exercised, in whole or in part, by the Holder hereof at any time or from time to time (each, an “Exercise Date”), on or after the Effective Date and on or prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Option, (B) a written notice stating that such Holder elects to exercise the Option evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Issuable Shares for which the Option is being exercised and (C) payment of the Exercise Price for such exercise, which shall be payable by any one or any combination of the following: (i) cash; (ii) certified or official bank check payable to the order of the Company; (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Issuable Shares represented by this Option presented in connection with a Cashless Exercise of and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of the Common Stock for which the Option is exercised as of the Exercise Date (if the Exercise Price were being paid in cash or certified or official bank check) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price (assuming no Cashless Exercise) to be paid by (y) the Fair Market Value of one share of Common Stock on the Business Day which immediately precedes the Exercise Date; or (iv) by the delivery of shares of the Common Stock having a value (as defined by the next sentence) equal to the aggregate Exercise Price to be paid, that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment for the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Fair Market Value of one share of Common Stock on the Business Day that immediately precedes the Exercise Date. An exercise of the Option in accordance with clause (iii) is herein referred to as a "Cashless Exercise" and an exercise of the Option in accordance with clause (iv) is herein referred to as an "In-Kind Exercise." The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Option Exercise Documentation."

            (b) As promptly as practicable, and in any event within ten (10) Business Days after receipt of the Option Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock specified in the Option Exercise Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Options evidenced hereby are being exercised or used in a Cashless Exercise, a new Option of like tenor, for the number of Issuable Shares evidenced by this Option, less the number of Issuable Shares for which the Option is then being exercised and/or used in a Cashless Exercise. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Option Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

            (c) The Company shall pay all expenses incurred by the Company in connection with and taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Options evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Option evidenced hereby.

            (d) In connection with the exercise of any Options evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value for one Share of Common Stock on the Business Day which immediately precedes the Exercise Date. If more than one (1) such Option shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Options so exercised.

            (e) Notwithstanding anything to the contrary, this Option may not be exercised to the extent that there are not a sufficient number shares of the Company’s Common Stock authorized but unissued as of the Exercise Date.

         Section 2. Certain Adjustments.

            (a) The number of shares of Common Stock purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment as follows:

               (i) Stock Dividends, Subdivision, Combination or Reclassification of Common Stock. If at any time after the date of the issuance of this Option the Company shall (i) pay a dividend on Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Option will be adjusted so that the Holder will be entitled to receive the number and kind of shares of capital stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Option been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

               (ii) Extraordinary Distributions. If at any time after the date of issuance of this Option, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (A) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (B) dividends payable in shares of capital stock for which adjustment is made under Section 2(a)(i), or rights, options or Options to subscribe for or purchase securities of the Company), then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Option shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or Options applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

               (iii) Reorganization, etc. If at any time after the date of issuance of this Option any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of either Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Option, the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Option had this Option been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).

               (iv) Carryover. Notwithstanding any other provision of this Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

               (v) Exercise Price Adjustment. Whenever the Number Issuable upon the exercise of the Option is adjusted as provided pursuant to this Section 2(a), the Exercise Price per share payable upon the exercise of this Option shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Option immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided, however, that the Exercise Price for each Share of the Common Stock shall in no event be less than the par value of a share of such Common Stock.

            (b) Notice of Adjustment. Whenever the Number Issuable or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         Section 3. No Redemption. The Company shall not have any right to redeem or call any portion of this Option.

         Section 4. Notice of Certain Events. In case at any time or from time to time (i) the Company shall declare any dividend or any other distribution to all holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or Options to subscribe for or purchase any additional shares of stock of any class or any other right, (iii) the Company shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (ii) or (iii), (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which the transactions contemplated in Section 2(a)(i), (ii) or (iii) a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or Options or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or Options are to be determined, or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

         Section 5. Certain Covenants. The Company covenants and agrees that all shares of Common Stock of the Company which may be issued upon the exercise of the Option evidenced hereby will be duly authorized, validly issued and fully paid and non-assessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Option, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all Issuable Shares that are the subject of this Option, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all Issuable Shares that are subject to this Option.

         Section 6. Registered Holder. The persons in whose names this Option is registered shall be deemed the owner hereof and of the rights evidenced hereby for all purposes. The registered Holder of this Option, in its capacity as such, shall not be entitled to any rights whatsoever as a shareholder of the Company, except as herein provided.

         Section 7. Non-Transferability of Option. This Option may not be transferred by the Holder hereof other than by the laws of descent or other laws of the registered Holder’s country of residence or the judgment of any court of competent jurisdiction over the Company. No attempted transfer not in compliance with the first sentence of this Section 7 shall be recognized by the Company or recorded on its option or stock ledgers.

         Section 8. Replacement of Options. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Option of like tenor for the number of Issuable Shares that have not yet been exercised.

         Section 9. Governing Law. This option shall be construed and enforced in accordance with the laws of the State of Nevada without regard to conflicts of law.

         Section 10. Rights Inure to Registered Holder. All rights evidenced by this Option will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Option shall be construed to give to any Person other than Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Option or the Issuable Shares, and this Option shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Option shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, and only to the extent that, this Option is exercised in accordance with the provisions hereof.

         Section 11. Definitions. For the purposes of this Option, the following terms shall have the meanings indicated below:

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New york, New York are authorized or required by law or executive order to close.

         "Common Stock" means the common stock of the Company.

         "Common Stock Equivalent" means any security or obligation which is by its terms convertible into or exercisable for shares of Common Stock, including, without limitation, any option, this Option or other subscription or purchase right with respect to Common Stock.

         "Fair Market Value" means, per share of Common Stock, on any date specified herein: (i) if, on such day, the Stock shall be traded on a national securities exchange, the closing sales price of a Share of Stock as published by such national securities exchange or if there is no sale of Stock on such date, the average of the bid and asked price on such exchange at the close of trading on such date, or (ii) if the Stock is not listed on a national securities exchange on such date, and are traded on a national securities market, the average of the bid and asked price in the over-the-counter market at the close of trading on such date, or (iii) if the provisions of clause (i) and clause (ii) shall not be applicable, such amount as shall be determined in good faith by the Committee; provided, that the exercise price shall not be less than the par value of a Share of Stock; and provided further,  in all cases, that if the Fair Market Value as determined in accordance with the foregoing shall be different from such value as determined by Statement of Financial Accounting Standards No. 123R (or any successor or amended Statement adopted by the Financial Accounting Standards Board or its successor), then the Fair Market Value shall be determined according to the latter method.

         "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of an Option, at such Holder's last known address appearing on the books and records of the Company; and (b) if to the Company, at its principal executive office in the United States, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

         IN WITNESS WHEREOF, the Company has caused this Option to be duly executed as of this 13th day of December, 2012.

YEW BIO-PHARM GROUP, INC.

By:	/s/ Zhiguo Wang
Name:	Zhiguo Wang
Title:	President